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                                                                EXHIBIT 5.1

                                 July 26, 1996


OneWave, Inc.
One Arsenal Marketplace
Watertown, MA 02172

     Re:  Legality of Securities to be Registered Under
          Registration Statement on Form S-8
          -----------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 4,233,334 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of OneWave, Inc., a Delaware corporation (the "Company").

     In connection with rendering this opinion, we have examined the Third Amended and Restated Certificate of Incorporation of the Company, as amended and restated to the date hereof and on file with the Delaware Secretary of State; the Amended and Restated By-laws of the Company; such records of the corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Registration Statement; and the OneWave, Inc. 1995 Stock Plan, OneWave, Inc. 1996 Stock Plan and OneWave, Inc. Employee Stock Purchase Plan (the "Plans").

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the Delaware General Corporation Law.

     Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plans, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar LLP

                                             GOODWIN, PROCTER & HOAR LLP